MENTOR REPORTS THIRD QUARTER FINANCIAL
RESULTS FOR FISCAL YEAR 2007

 •         Diluted GAAP Earnings per Share from Continuing Operations Were $0.32 in the Third Quarter of Fiscal Year
    2007, an Increase of 68 percent over $0.19 in the Third Quarter of Fiscal Year 2006

 •         Total Net Sales From Continuing Operations Were $75.3 Million in the Third Quarter of Fiscal Year 2007, an
            Increase of 19 percent Over Net Sales of $63.1 Million in the Third Quarter of Fiscal Year 2006

 •         Excluding $0.04 Per Share of Charges Related to Equity Compensation Recorded in the Third Quarter of Fiscal Year
            2007, Diluted Non-GAAP Earnings Per Share from Continuing Operations Were $0.36, an Increase of 44 percent over $0.25 in the Third Quarter of Fiscal Year 2006

SANTA BARBARA, California, February 5, 2007 - Mentor Corporation (NYSE:MNT), a leading supplier of aesthetic medical products in the United States and internationally, today announced financial results for the third quarter of fiscal year 2007 with total net sales of $75.3 million, an increase of 19% over the prior year, and diluted GAAP earnings per share (EPS) from continuing operations of $0.32, an increase of 68 percent over the $0.19 diluted GAAP EPS from continuing operations reported in the third quarter of fiscal year 2006.  Excluding $0.04 per share of charges related to equity compensation, diluted non-GAAP EPS from continuing operations were $0.36 in the third quarter of fiscal year 2007, an increase of 44 percent over the $0.25 diluted non-GAAP EPS from continuing operations for the third quarter of fiscal year 2006.

"The FDA approval of our MemoryGel™ breast implants was a catalyst for strong sales growth in our breast aesthetics products during the quarter," commented Joshua H. Levine, President and Chief Executive Officer of Mentor.  "We believe that the initial launch phase of our MemoryGel implant introduction has been very successful to date.  I'd like to take this opportunity to thank our surgeon customers as they assist patients with understanding the benefits of these products and in the role they are playing in the introduction of our post-approval study."

Total Net Sales
Total net sales were $75.3 million in the third quarter of fiscal year 2007, including approximately $0.9 million of positive foreign currency exchange effects, an increase of 19% over net sales of $63.1 million in the third quarter of fiscal year 2006.  The increase in sales was driven primarily by increased sales of MemoryGel breast implants following the FDA approval.  The third quarter total net sales include an additional reserve of approximately $3 million for the future returns of the Becker and Lumera implants which were not included in the Core Gel Study Pre-Market Approval Application (PMA) that was recently approved by the Food and Drug Administration (FDA).

Gross Profit
Gross profit for the third quarter of fiscal year 2007 was $56.4 million, or 74.9% of sales compared to $46.9 million, or 74.4% of sales in the third quarter of fiscal year 2006.  Gross margin benefited from greater sales of MemoryGel breast implants, manufacturing efficiencies and was partially offset by increased sales of lower margin facial products.

Selling, General and Administrative
Selling, general and administrative (SG&A) expenses in the third quarter of fiscal year 2007 were $32.4 million, or 43.0% of sales, compared to $25.7 million, or 40.7% of sales in the third quarter of fiscal year 2006.  Included in SG&A expense in the third quarter of fiscal year 2007 were approximately $3.0 million of compensation expense related to the adoption of FAS 123(R), $2.8 million of additional incentive compensation and commissions, and $1.1 million of costs related to the launch of MemoryGel breast implants.  SG&A expenses in the third quarter of 2006 included approximately $3.3 million of professional fees related to a potential strategic transaction and $0.8 million of equity compensation.

Research and Development
Research and development (R&D) expenses in the third quarter of fiscal year 2007 were $7.8 million, and were flat relative to the third quarter of fiscal year 2006.  For the quarter, the Company's investment in R&D supported its botulinum toxin type A clinical development program, its hyaluronic acid dermal filler development program with Genzyme, its Puragen Plus™ development program, its MemoryGel Post Approval conditions and the ongoing FDA review of its Contour Profile® Gel breast implant PMA application.

Net Interest

Interest income, net of interest expense in the third quarter of fiscal year 2007, was $4.9 million, and benefited from a higher cash balance resulting from the receipt of the proceeds in June 2006 from the sale of the Company's Urology business and from generally higher interest rates on our invested cash.  In the third quarter of fiscal year 2006, net interest was an expense of $0.5 million.

Discontinued Operations
During the quarter, Mentor recorded a net loss of $1.1 million, net of taxes, from discontinued Urology operations compared to $3.5 million net income in the third quarter of fiscal year 2006.  Discontinued operations included a charge for the final resolution of our previously disclosed litigation related to the commercialization of a discontinued urology product.

Business Rationalization Initiative
Following the disposition of the Company's Urology business, Mentor has been taking steps to rationalize its corporate infrastructure and improve the Company's efficiency and profitability.  During the third quarter the Company recorded a total of approximately $0.7 million in charges for severance expense related to this initiative in SG&A and R&D expenses.  Net of taxes, these charges equated to approximately $0.01 per share.

Charges Related to Long-Term Incentive Equity Compensation
Mentor adopted the provisions of Statement of Financial Accounting Standards 123(R) in the first quarter of fiscal year 2007 and recorded pre-tax expenses in the third quarter of approximately $3.0 million, or approximately $0.04 per share net of taxes, related to the Company's  long-term incentive equity compensation program.  Equity compensation expense in the third quarter of 2006 was $0.8 million.

Effective Tax Rate
Mentor's effective tax rate for continuing operations in the third quarter of fiscal year 2007 was
29.4%, compared to 29.1% in the third quarter of fiscal year 2006, primarily as a result of the accounting treatment of incentive stock options after adoption of FAS 123(R).

Earnings Per Share
Mentor recorded diluted GAAP earnings per share of $0.29 in the third quarter of fiscal year 2007, compared to $0.26 per share in the third quarter of fiscal year 2006, an increase of 12%.

Excluding the results of discontinued operations of the Company's Urology business, Mentor reported diluted GAAP EPS from continuing operations of $0.32 in the third quarter of fiscal year 2007 compared to the third quarter 2006 of $0.19, an increase of 68 percent.

Included in the diluted GAAP EPS from continuing operations for the third quarter of fiscal year 2007 were, net of tax effect, approximately $0.04 per share of expense related to Mentor's long-term incentive equity compensation program related to FAS 123(R).  Excluding these charges, non-GAAP EPS from continuing operations would have been $0.36 in the third quarter of fiscal year 2007, an increase of 44% over the $0.25 in the third quarter of fiscal year 2006.  Included in the diluted GAAP results of the third quarter 2006 were $0.8 million of expenses related to equity compensation and $3.3 million of SG&A expenses related to a potential strategic transaction, or approximately $0.05 per share, net of tax.

Guidance
For fiscal year 2007, Mentor expects that net sales will be in the range of $305 million to $315 million.  The Company expects gross margins for fiscal year 2007 to be within the previously communicated guidance range of the low to mid seventy percent of revenue.  Previous guidance estimated the total costs of the MemoryGel breast implants post-approval conditions to be in the range of $30 to $45 million and it is expected that $3 to $4 million of these costs will be incurred in the fiscal year.  The Company is updating its full year guidance for operating margin from continuing operations for fiscal 2007, as a percentage of net sales, to be in the low 20s.  In accordance with Mentor's adoption of FAS 123(R), the Company began reporting all expenses related to the Company's long-term incentive equity compensation program in its financial results.  In fiscal year 2007, Mentor expects to record approximately $11-12 million in incentive-based equity compensation expense, representing a charge of approximately $0.15 to $0.17 per share, net of tax.

Dividend
Mentor declared a dividend of $0.18 per share in the third quarter of fiscal year 2007, unchanged from the third quarter of fiscal year 2006.

Balance Sheet
Mentor ended the third quarter of fiscal year 2007 with $519 million in cash and marketable securities, compared to $201 million at the end of fiscal year 2006.  The Company received approximately $450 million in proceeds from the sale of its Urology business during the first quarter of fiscal year 2007 and expects that approximately $32 million of taxes related to the sale of the Urology business will be paid in the fourth quarter.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (800) 374-1216 at 6:00 p.m. EST today until Midnight EST February 12, 2007.  You may also listen to the live web cast at 5:00 p.m. EST today or the archived call at www.mentorcorp.com, Investor Relations site under "Conference Calls".

Note Regarding Use of Non-GAAP Financial Measures
The financial measures of non-GAAP net income from continuing operations and diluted non-GAAP earnings per share from continuing operations included in this press release are different from those otherwise presented under GAAP as these non-GAAP measures exclude certain charges.  These charges include long-term equity compensation expense and, in the prior year, professional fees related to a potential strategic transaction categorized as strategic initiative which were recorded in the third quarter of fiscal year 2006.  Mentor has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain charges and therefore are helpful in understanding Mentor's underlying operating results.  These non-GAAP measures are some of the primary measures Mentor's management uses for planning and forecasting.  These measures are not in accordance with, or an alternative to GAAP and these non-GAAP measures may not be comparable to information provided by other companies.  Reconciliations of GAAP to non-GAAP results are presented at the end of this press release.

Safe Harbor Statement
This release contains forward-looking statements including, but not limited to, statements relating to Mentor's anticipated product development activity and market acceptance of those products; the recent approval by the United States Food and Drug Administration (FDA)  of the Company's MemoryGel silicone gel breast implants PMA; the continuing review by the FDA of the Company's Contour Profile® Gel silicone gel-filled breast implant PMA; statements about future sales, gross margins, operating income, cash balances, and anticipated equity compensation expenses.

A number of factors could cause actual results to differ from the forward-looking statements including, but not limited to, U.S. market acceptance and adoption of Memory Gel breast implants; patient enrollment in the FDA-mandated post-approval study for Memory Gel breast implants; the amount and timing of expenses to be incurred with respect to the Memory Gel breast implants post-approval study; the timing and conditions of FDA approval of the Company's Contour Profile silicone gel breast implant PMA; the ability of the Company to move forward in a timely manner with the PMA for its hyaluronic acid-based dermal filler and the outcome of such PMA applications; clinical development programs; the timing and outcome of various clinical trials undertaken by the Company; the impact on revenue and expenses of delays in FDA approval for the sale of any of the Company's products; seasonal factors which affect demand for aesthetic products; the ability of the Company to identify and implement other product opportunities in the global aesthetics marketplace; competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products; disruptions or other problems with our sources of supply; significant product liability or other claims; difficulties with new product development and market acceptance; changes in the mix of our products sold; patent and intellectual property conflicts; product recalls; FDA delay in  approval or rejection of other new or existing products; changes in Medicare, Medicaid or third-party reimbursement policies; changes in government regulation; use of hazardous or environmentally sensitive materials; and other events.

Important factors that may cause such a difference for Mentor include, but are not limited to, those factors described in our Annual Report on Form 10-K, our subsequently filed Quarterly Reports on Form10-Q, recent Current Reports on Form 8‑K, and other Securities and Exchange Commission filings.  These filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:
Mentor Corporation
Loren McFarland
Chief Financial Officer
(805) 879-6082

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	December 31,			December 31,
	2006	2005	Percent Change	2006	2005	Percent Change
Net sales	$75,309	$63,072	19%	$221,654	$195,870	13%

Cost of sales	18,925	16,176	17%	59,491	49,245	21%
Gross profit	56,384	46,896	20%	162,163	146,625	11%

Selling, general and administrative	32,356	25,694	26%	90,792	74,966	21%
Research and development	7,780	7,781	0%	24,654	21,614	14%

	40,136	33,475	20%	115,446	96,580	20%

Operating income from continuing operations	16,248	13,421	21%	46,717	50,045	(7)%

Interest (expense)	(1,426)	(1,397)	2%	(4,707)	(4,144)	14%
Interest income	6,346	919	591%	16,233	2,501	549%
Other income (expense)	(281)	103	(373)%	494	276	79%

Income before income taxes	20,887	13,046	60%	58,737	48,678	21%

Income taxes	6,137	3,800	62%	17,490	14,175	23%
Net income from continuing operations	14,750	9,246	60%	41,247	34,503	20%

Net income (loss) from discontinued operations (net of income tax (benefit) expense of (609) and 2,587 for Q3; 141,101 and 9,492 for YTD)	(1,122)	3,498	(132)%	223,504	12,834	1642%
Net income	$13,628	$12,744	7%	$264,751	$47,337	459%

Basic EPS:
Earnings per share from continuing operations	$0.35	$0.21	67%	$0.98	$0.80	23%
Earnings (loss) per share from discontinued operations	(0.03)	0.08	(138)%	5.33	0.30	1677%
Basic earnings per share	0.33	0.29	14%	6.32	1.10	475%

Diluted EPS:
Earnings per share from continuing operations	$0.32	$0.19	68%	$0.89	$0.72	24%
Earnings (loss) per share from discontinued operations	(0.02)	0.07	(129)%	4.57	0.25	1728%
Diluted earnings per share	0.29	0.26	12%	5.46	0.98	457%

Dividends per share	$0.18	$0.18	0%	$0.54	$0.53	2%

Weighted average shares outstanding
Basic	41,916	43,535	(4)%	41,898	43,016	(3)%
Diluted	49,144	51,834	(5)%	48,948	50,962	(4)%

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,			Three Months Ended December 31,
	2006			2005
		Non-GAAP	Non-		Non-GAAP	Non-
	GAAP	Adjustments	GAAP	GAAP	Adjustments	GAAP
Net sales	$75,309	$-	$75,309	$63,072	$-	$63,072

Cost of sales	18,925	-	18,925	16,176	-	16,176
Gross profit	56,384	-	56,384	46,896	-	46,896

Selling, general and administrative	32,356	(3,021)	29,335	25,694	(4,018)	21,676
Research and development	7,780	-	7,780	7,781	-	7,781

	40,136	(3,021)	37,115	33,475	(4,018)	29,457

Operating income from continuing operations	16,248	3,021	19,269	13,421	4,018	17,439

Interest (expense)	(1,426)	-	(1,426)	(1,397)	-	(1,397)
Interest income	6,346	-	6,346	919	-	919
Other income (expense)	(281)	-	(281)	103	-	103

Income before income taxes	20,887	3,021	23,908	13,046	4,018	17,064

Income taxes	6,137	900	7,037	3,800	1,314	5,114
Net income from continuing operations	14,750	2,121	16,871	9,246	2,704	11,950
Net income (loss) from discontinued operations (net of income tax (benefit) expense of (609) and 2,587 for the quarter)	(1,122)	-	(1,122)	3,498	-	3,498
Net income	$13,628	$2,121	$15,749	$12,744	$2,704	$15,448

Basic EPS:
Earnings per share from continuing operations	$0.35	$0.05	$0.40	$0.21	$0.06	$0.27
Earnings (loss) per share from discontinued operations	(0.03)	-	(0.03)	0.08	-	0.08
Basic earnings per share	0.33	0.05	0.38	0.29	0.06	0.35

Diluted EPS:
Earnings per share from continuing operations	$0.32	$0.04	$0.36	$0.19	$0.05	$0.25
Earnings (loss) per share from discontinued operations	(0.02)	-	(0.02)	0.07	-	0.07
Diluted earnings per share	0.29	0.04	0.34	0.26	0.05	0.31

Dividends per share	$0.18		$0.18	$0.18		$0.18

Weighted average shares outstanding
Basic	41,916	41,916	41,916	43,535	43,535	43,535
Diluted	49,144	49,144	49,144	51,834	51,834	51,834

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	December 31,			December 31,
	2006	2005	Percent Change	2006	2005	Percent Change

Breast aesthetics	$65,550	$54,964	19%	$193,217	$170,302	13%
Body aesthetics	3,907	3,764	4%	12,844	12,870	0%
Other aesthetics, including facial	5,852	4,344	35%	15,593	12,698	23%
Total Sales from continuing operations	$75,309	$63,072	19%	$221,654	$195,870	13%

MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited, in thousands)

Assets	December 31, 2006	March 31, 2006
Current assets:
Cash and marketable securities	$518,567	$200,954
Accounts receivable, net	60,705	58,199
Inventories	36,319	35,139
Deferred income taxes	24,429	21,764
Prepaid expenses and other	5,507	5,721
Current assets of discontinued operations	-	96,070
Total current assets	645,527	417,847

Property, plant and equipment, net	36,048	36,448

Intangible assets, net	17,584	15,745
Goodwill, net	9,690	9,243
Other assets	8,031	8,310
Non current assets of discontinued operations	-	60,264

Total assets	$716,880	$547,857

Liabilities and shareholders' equity

Current liabilities	$105,954	$104,315
Income taxes payable	-	1,837
Bank borrowings	-	14,000
Current liabilities of discontinued operations	35,014	40,526
Long-term liabilities	12,634	10,590
Convertible subordinated notes	150,000	150,000
Shareholders' equity	413,278	226,589
Total liabilities and shareholders' equity	$716,880	$547,857

MENTOR CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE - RESTATED FOR CONTINUING OPERATIONS*
(Unaudited, in thousands, except per share data)

	Fiscal Year 2006 ending March 31, 2006					Fiscal Year 2007
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	FY
Net income as reported from continuing operations	$17,075	$8,182	$9,246	$13,576	$48,079	$15,674	$10,823	$14,750	$41,247
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802	802	802	2,406
Numerator for diluted EPS calculation for continuing operations	$17,877	$8,984	$10,048	$14,378	$51,287	$16,476	$11,625	$15,552	$43,653
Numerator for diluted EPS calculation for discontinued operations	$5,400	$3,936	$3,498	$1,444	$14,278	$225,728	$(1,102)	$(1,122)	$223,504
Weighted average shares outstanding	42,234	43,253	43,535	43,406	42,995	42,443	41,360	41,916	41,898
Shares issuable through exercise of stock options	2,056	2,057	1,831	1,560	1,901	1,100	1,115	869	1,065
Shares issuable through conversion of convertible notes	5,133	5,136	5,139	5,143	5,138	5,147	5,150	5,153	5,150
Additional dilution for unvested restricted shares outstanding	-	-	276	289	140	299	152	185	112
Shares issuable through exercise of warrants (treasury stock method)	-	1,069	1,053	663	696	327	769	1,021	723
Denominator for diluted EPS from continuing operations	49,423	51,515	51,834	51,061	50,870	49,316	48,546	49,144	48,948
Denominator for diluted EPS from discontinued operations	49,423	51,515	51,834	51,061	50,870	49,316	48,546	49,144	48,948
Diluted earnings per share from continuing operations	$0.36	$0.17	$0.19	$0.28	$1.01	$0.33	$0.24	$0.32	$0.89
Diluted earnings per share from discontinued operations	$0.11	$0.08	$0.07	$0.03	$0.28	$4.58	$(0.02)	$(0.02)	$4.57

*Note: We classified our surgical urology and clinical and consumer healthcare segments as discontinued operations at March 31, 2006.  Accordingly we have restated our EPS calculation to reflect the results of these segments as discontinued operations.

* * *